                                                                 EXHIBIT 2.3

                               ZAPME! CORPORATION

                  TIME ACCELERATED RESTRICTED STOCK AWARD PLAN

                             STOCK OPTION AGREEMENT


I.       NOTICE OF STOCK OPTION GRANT
         ----------------------------

         Eric Boyko
         ----------------------------

         ----------------------------

         ----------------------------

         ----------------------------

         You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

         Date of Grant                                  May 10, 2000
                                             -----------------------------------
         Vesting Commencement Date                      May 10, 2000
                                             -----------------------------------
         Exercise Price per Share             US$0.10
                                             -----------------------------------
         Total Number of Shares Granted      401,286, less the Escrow Adjustment
                                             -----------------------------------
         Term/Expiration Date:                          May 10, 2010
                                             -----------------------------------
         VESTING SCHEDULE:

         This Option shall vest and as such may be exercised, in whole or in part, in accordance with the following schedule:

              All of the Shares subject to the Option that remain unvested shall vest in full upon the earlier of (i) the Optionee's termination without Cause (as defined in the Employment Agreement) by Buyer, prior to the termination of the Employment Agreement in accordance with its terms, and
(ii) the fifth anniversary of the Vesting Commencement Date, subject to the Optionee continuing to be an Employee on such date. The following number of Shares subject to the Option shall vest upon each of the first three anniversaries of the Vesting Commencement Date:

              (i) 66,881 Shares subject to the Option shall vest if
                  eFUNDRAISING has achieved its annual revenue target as set forth on the Schedule of Revenue and EBIT Targets attached hereto as ANNEX A (the "Target Schedule"); and,

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             (ii) 66,881 Shares subject to the Option shall vest if eFUNDRAISING has achieved its annual earnings before interest and taxes ("EBIT") target set forth on the Target Schedule.

         Notwithstanding the foregoing, if, upon each of the first three anniversaries of the Vesting Commencement Date, eFundraising does not achieve either the annual revenue or EBIT targets set forth on the Target Schedule for the one-year period that preceded such anniversary, but does achieve 80% of either such target (each, an "80% Target"), 33,440 Shares subject to the Option shall vest for each 80% Target eFundraising has achieved. If eFundraising fails to achieve the annual revenue or EBIT targets or the 80% Targets for years 2000 or 2001 (an "Annual Target"), but exceeds the annual revenue or EBIT targets for the subsequent year by the additional amount of revenue or EBIT eFundraising would have required to meet the appropriate Annual Target, upon the next anniversary of the Vesting Commencement Date, that number of Shares shall vest that would have vested in Optionee had eFundraising achieved such Annual Target. In no event shall a number of shares subject to the Option in excess of the Total Number of Shares Granted vest in the Optionee pursuant to this Vesting Schedule. In the event of any dispute regarding this Vesting Schedule, the parties shall attempt to resolve such dispute pursuant to Section 16 hereof. The annual revenue and EBIT of eFundraising shall be calculated according to U.S. generally accepted accounting principles and all calculations of revenue or earnings for purposes of this Option shall exclude changes for (i) goodwill associated with the acquisition of eFundraising pursuant to the Acquisition Agreement and (ii) equity-based compensation.

         If, subsequent to the date hereof, eFundraising acquires any separate business, including by the merger with or purchase of such business or by a transfer of the business from the Company to eFundraising, the revenue and EBIT associated with the assets of such business shall be included in the determination as to whether eFundraising has met the annual revenue and EBIT targets set forth above; PROVIDED; HOWEVER, that if such transaction has the effect of reducing the revenue and EBIT of eFundraising, the Company and Optionee agree to negotiate in good faith regarding an appropriate amendment to the Target Schedule to reflect such reduction.

         TERMINATION PERIOD

         This Option may be exercised for three (3) months after Optionee ceases to be an Employee in accordance with Section 8 of this Agreement. Upon the death or Disability of the Optionee, this Option may be exercised for one year after the Optionee ceases to be an Employee in accordance with Sections 9 and 10 of this Agreement. In no event shall this Option be exercised later than the Term/Expiration Date provided.

II.      AGREEMENT

         1. DEFINITIONS. As used herein, the following definitions shall apply:

                (a) "ACQUISITION AGREEMENT" means that certain Share Purchase Agreement, dated as of the date hereof by and among the Company, ZapMe! Nova Scotia Company, a corporation existing under the laws of the Province of Nova Scotia, 3042179 Nova Scotia Limited, a corporation existing under the laws of the Province of Nova Scotia (the "Buyer"), eFundraising.com Corporation, Inc., a corporation existing under the laws of the Province of Nova Scotia,

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"eFundraising"), the shareholders of eFundraising, Eric Boyko, as
Securityholder Agent, and State Street Bank and Trust Company of California, N.A., as Escrow Agent.

                (b) "AGREEMENT" means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

                (c) "APPLICABLE LAWS" means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. or Canadian federal and state or provincial securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

                (d) "BOARD" means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

                (e) "CODE" means the Internal Revenue Code of 1986, as amended.

                (f) "COMMON STOCK" means the common stock of the Company.

                (g) "COMPANY" means ZapMe! Corporation, a Delaware corporation.

                (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                (i) "DIRECTOR" means a member of the Board.

                (j) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                (k) "EMPLOYEE" means the Optionee, so long as Optionee remains an Employee of Buyer pursuant to the Employment Agreement, dated as of the date hereof, by and between the Buyer and Optionee.

                (l) "EMPLOYMENT AGREEMENT" means that certain Employment and Non-Competition Agreement, dated as of the date hereof, by and between the Buyer and Optionee.

                (m) "ESCROW ADJUSTMENT" means the total number of shares by which the number of shares of Optioned Stock has been reduced as compensation of the Company or its affiliates for Losses pursuant to Section 7.3(d) (i)
(2) of the Acquisition Agreement.

                (n) "ESCROW AGENT" means the Escrow Agent, as defined in the Acquisition Agreement.

                (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                (q) "NOTICE OF GRANT" means a written notice, in Part I of this Agreement, evidencing certain the terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

                (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                (s) "OPTION" means this stock option.

                (t) "OPTIONED STOCK" means the Common Stock subject to this Option.

                (u) "OPTIONEE" means the person named in the Notice of Grant or such person's successor.

                (v) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (w) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 12 of this Agreement.

                (x) "SHARE PRICE" means the average of the daily volume-weighted average closing prices quoted on the Nasdaq Stock Market for the Common Stock, par value US$0.01 of the Company on the 20 consecutive trading days prior to the Closing Date, as defined in the Acquisition Agreement, less US$0.10.

                (y) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         2. GRANT OF OPTION. The Board hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Agreement.

         3. EXERCISE OF OPTION.

                (a) RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.

                (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as EXHIBIT A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other customary and reasonable representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                (c) REPURCHASE FUND. Between the first and second anniversary of the date hereof, 12.5% of any Optioned Stock issued upon exercise of the Option shall upon such exercise, without any act of the Optionee, be deposited with the Escrow Agent until such time as they are released by the Escrow Agent pursuant to the Acquisition Agreement. Such deposit shall constitute a portion of the Repurchase Fund (as defined in the Acquisition Agreement).

                (d) LEGAL COMPLIANCE. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

                (e) BUYOUT PROVISIONS. The Board may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made. The Optionee shall not be required to accept such offer to buy made by the Board.

         4. OPTIONEE'S REPRESENTATIONS. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as EXHIBIT B.

         5. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by cash, wire transfer, or a combination thereof, as shall be mutually agreed upon by the Optionee and the Company.

         6. NON-TRANSFERABILITY OF OPTION; RESTRICTIONS ON UNDERLYING SHARES. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The Shares may not be transferred in any manner except pursuant to Section 5 of the Option Exercise Notice attached hereto as EXHIBIT A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         7. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

         8. TERMINATION OF RELATIONSHIP AS AN EMPLOYEE. If the Optionee ceases to be an Employee (other than for death or Disability), this Option may be exercised for a period of three (3) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         9. DISABILITY OF OPTIONEE. If the Optionee ceases to be an Employee as a result of the Optionee's Disability, this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         10. DEATH OF OPTIONEE. If the Optionee dies while an Employee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

          11. REPURCHASE OPTION.

                (a) If the Company receives written notice from the Escrow Agent pursuant to Section 7.3(d)(i)(1) of the Acquisition Agreement regarding the Company's right to purchase a certain number of Shares that were previously issued on exercise of the Option, the Company shall have the right and option to purchase from Optionee the Shares specified in such notice at a price of US$0.10 per Share (the "Repurchase Option").

                (b) Upon the receipt of such notice, the Company may exercise its Repurchase Option by delivering personally, by registered or certified mail, or by overnight courier, to (or Optionee transferee or legal representative, as the case may be), within sixty (60) days, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than fifteen (15) days from the date of such notice. The closing shall take place at the Company's office. At the closing, Optionee shall deliver the stock certificate or certificates evidencing the shares subject to the Repurchase Option, and the Company shall deliver the purchase price (the "Repurchase Price") therefor.

                (c) Payment of the Repurchase Price may be made, at the option of the Company, in cash (by check). If the Company elects to pay the entire Repurchase Price by check, it may make such payment to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Optionee which states the name and address of the bank and the date of closing, and waives the closing at the Company's office.

                (d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within sixty (60) days following the receipt of notice from the Escrow Agent, the Repurchase Option shall terminate, and the shares subject to the Repurchase Option shall be considered returned to the Optionee from the Repurchase Fund (as defined in the Acquisition Agreement).

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

                (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by this Option, as well as the price per share of Common Stock covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

                (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for the Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed dissolution or liquidation.

                (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         13. NOTICES. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

         14. ENTIRE AGREEMENT; GOVERNING LAW. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

         15. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF BUYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUES ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR BUYER'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

         16. ARBITRATION.

                (a) The parties shall attempt in good faith to agree upon the rights of the respective parties with respect to any dispute or controversy arising out of, relating to, or in connection with this Agreement or the interpretation, validity, construction, performance, breach or complete termination thereof.

                (b) If no such agreement can be reached after good faith negotiation, either of the parties may demand arbitration of the matter and the matter shall be settled by arbitration conducted by one arbitrator. The Company and the Optionee, individually and as the Securityholder Agent (as defined in the Acquisition Agreement), shall agree on the arbitrator; provided that if the Company and the Optionee cannot agree on one arbitrator, either the Company or the Optionee can request that the Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator selected by JAMS shall determine the dispute in accordance with this Section 16(b). The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be final, conclusive and binding upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. In the event that any such arbitration is requested by any party, such arbitration shall be held in Walnut Creek, California, under the rules then in effect of JAMS. For purposes of this Section 16, in any arbitration hereunder, the parties shall pay their own expenses.

         17. SUPPORT OF eFUNDRAISING. The Company covenants and agrees to make commercially reasonable efforts to support eFundraising's business plan through the year ending December 31, 2002, and in particular eFundraising's expense budget during such period as reflected on the Business Plan attached to the Acquisition Agreement as EXHIBIT F, as long as eFundraising is reasonably likely to meet the annual revenue and EBIT targets attached to this Agreement as ANNEX A. The likelihood of achieving such targets shall be discussed in good faith among the Optionee and the Company and any decisions made with regard to this issue shall take into consideration the facts and circumstances surrounding such decision and the possibility of eFundraising meeting the annual revenue and EBIT targets within a reasonable period of time. Upon the Company's failure to comply with this covenant, which failure has not been cured within the thirty day period subsequent to delivery by the Optionee of written notice to the Company of such failure, the Options shall vest in accordance with the Vesting Schedule in Article I of the appropriate Option Agreement as if each annual revenue and EBIT target set forth on ANNEX A thereto subsequent to such breach had been achieved by eFundraising.

         18. REGISTRATION ON FORM S-8.The Company agrees to prepare and file with the United States Securities and Exchange Commission a registration statement on Form S-8 covering the issuance of the shares subject to this Option and shall keep such registration in full force and effect during such time as the Option is exercisable for any shares of the Company's Common Stock.

         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                   COMPANY

----------------------------------         -----------------------------------
Signature                                  By

----------------------------------         -----------------------------------
Print Name                                 Title

----------------------------------
Residence Address

----------------------------------

----------------------------------

                                CONSENT OF SPOUSE


         The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Agreement.


                                               -------------------------------
                                               Spouse of Optionee

                                    EXHIBIT A

                               ZAPME! CORPORATION

                             OPTION EXERCISE NOTICE



ZAPME! CORPORATION
[ADDRESS]

Attention:

        1. EXERCISE OF OPTION. Effective as of today, ________________, 2000, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of ZapMe! Corporation (the "Company") under and pursuant to the Stock Option Agreement dated [_____________] (the "Option Agreement"). The purchase price for the Shares shall be [US$_______], as required by the Option Agreement.

        2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.

        3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Option Agreement.

        5. ACQUISITION ESCROW RESTRICTIONS ON TRANSFER. If the number of shares issued upon exercise of the Option as of the date hereof and pursuant to this Option Exercise Notice does not exceed 12.5% of the total number of shares subject to the Option when it was issued ("12.5% of the Option Shares"), Purchaser shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares until the Second Escrow Period has terminated pursuant to Section 7.2 of the Acquisition Agreement (as defined in the Option Agreement). If the number of shares issued upon exercise of the Option as of the date hereof and pursuant to this Option Exercise Notice does exceed 12.5% of the Option Shares, Purchaser may offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any such Shares in excess of 12.5% of the Option Shares, and all Shares subsequent to termination of the Second Escrow Period pursuant to
Section 7.2 of the Acquisition Agreement (as defined in the Option Agreement.)

        6. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        7. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                (a) LEGENDS. Purchaser understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, as appropriate, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state, provincial or federal securities laws:

                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                (b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                (c) REFUSAL TO TRANSFER. The Company shall not be required
(i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or
(ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Purhcaser and his or her heirs, executors, administrators, successors and assigns.

        9. INTERPRETATION. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Purchaser forthwith to the Company, which shall review such dispute. The resolution of such a dispute by the Company shall be final and binding on all parties.

        10. ENTIRE AGREEMENT; GOVERNING LAW. The Option Agreement is incorporated herein by reference. This Agreement, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                              Accepted by:

OPTIONEE                                   COMPANY

----------------------------------         -----------------------------------
Signature

----------------------------------         -----------------------------------
Print Name

----------------------------------         -----------------------------------
Address                                    Address

----------------------------------         -----------------------------------

----------------------------------         -----------------------------------



                                           Date Received:
                                                          --------------------

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT



OPTIONEE:
          -----------------------------------

COMPANY:  ZAPME! CORPORATION

SECURITY: COMMON STOCK

AMOUNT:
          -----------------------------------
DATE:
          -----------------------------------


         In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

         Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities, except as provided in Section 19 of the Stock Option Agreement to which this Investment Representation Statement is attached as EXHIBIT B. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

         Optionee is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 144 permits such a resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of certain other conditions, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

         Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                            Signature of Optionee:

                            -------------------------------------------------


                            Date:
                                  -------------------------------------------

                                     ANNEX A

                      SCHEDULE OF REVENUE AND EBIT TARGETS

                                 REVENUE TARGETS

------------------------------------------ --------------------------------------- ---------------------------------------
       Year Ending Mar. 31, 2001                 Year Ending Mar. 31, 2002                Year Ending Mar. 31, 2003
       -------------------------                 -------------------------                -------------------------
------------------------------------------ --------------------------------------- ---------------------------------------

            US$10,472,000                              US$28,596,000                            US$58,964,000
------------------------------------------ --------------------------------------- ---------------------------------------


                                  EBIT TARGETS

------------------------------------------ --------------------------------------- ---------------------------------------
        Year Ending Mar. 31, 2001                 Year Ending Mar. 31, 2002              Year Ending Mar. 31, 2003
        -------------------------                 -------------------------              -------------------------
------------------------------------------ --------------------------------------- ---------------------------------------

              US$1,220,000                              US$6,744,000                           US$20,383,000
------------------------------------------ --------------------------------------- ---------------------------------------

                                        -3-